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                                                                    EXHIBIT 15.1



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



RE:    Blue Valley Ban Corp.
       Registration on Form S-1


We are aware that our report dated May 24, 2000 on our review of interim financial information of Blue Valley Ban Corp. for the period ended March 31, 2000 is included in this Amendment 2 to the registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                            /s/ Baird, Kurtz & Dobson



Kansas City, Missouri
June 8, 2000